UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          December 15, 2004
                                                          -----------------

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Nevada                       000-32517             91-1997729
 ---------------------------    ----------------------   -----------------
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
    of Incorporation)                                    Identification No.)


               15760 Ventura Boulevard
                      Suite 1020
                  Encino, California                     91436
        --------------------------------------          --------
       (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number,
including area code                   (866) 868-0461
                                       -------------

     Medstretch, Inc., 175 Brighton Avenue, Toronto, Ontario, Canada M3H 4E3
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Section 3. Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

On December 15,2004, the company completed the sale of 350,000 shares of common stock to one investor in a private placement pursuant to Section 4(2) of the Securities Act of 1933. The investor separately represented a number of things to the company, including its respective investment knowledge, sophistication and accredited investor status. The shares were sold for an aggregate purchase price of $210,000, or $0.60 per share. No agent or other person was used and no commission was paid in connection with the sale of the shares. The proceeds will be used for general working capital.

In connection with the sale of securities, the company granted registration rights to the investor. The company intends to file the registration statement within six months of the completion of the entire offering. The Offering remains open.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 15, 2004                    PRIDE BUSINESS DEVELOPMENT
                                             HOLDINGS, INC.

                                            (Registrant)



                                            /s/ Ari Markow
                                            --------------
                                                Ari Markow
                                                President